UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2019

WESTWATER RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0518

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on March 13, 2018, the Nasdaq Stock Market (“Nasdaq”) notified Westwater Resources, Inc. (the “Company”) that it did not meet Nasdaq’s $1.00 per share minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Rule”) for continued listing on the Nasdaq Capital Market, and the Company was given an initial grace period of 180 days, or until September 10, 2018, to regain compliance with the Rule. Subsequently, on September 12, 2018, the Company was provided an additional 180 day compliance period, or until March 11, 2019, to regain compliance with the Rule.

On March 12, 2019, the Company received a letter from the Listing Qualifications Staff of Nasdaq (the “Staff”) notifying the Company that, based upon the Company’s continuing non-compliance with the Rule, the Staff had determined that the Company’s common stock would be delisted from Nasdaq unless the Company timely requests an appeal of such determination to a Nasdaq hearings panel.

The Company has appealed the Staff’s determination by requesting a hearing before a Nasdaq hearings panel, which hearing is currently scheduled for May 2, 2019. While the appeal is pending, the Company’s common stock will continue to trade on Nasdaq under the symbol “WWR.” There can be no assurance that the hearings panel will grant the Company’s request for continued listing. If the Company’s common stock ceases to be listed for trading on Nasdaq, the Company expects that its common stock would be traded on the over-the-counter market.

Delisting from the Nasdaq Capital Market could adversely affect the Company’s ability to raise additional financing through the public or private sale of equity securities, significantly affect the ability of investors to trade its common stock and negatively affect the value and liquidity of its common stock. The Company could also face other adverse consequences if its common stock were delisted including, among others:

•a limited availability of market quotations for its common stock;

•a determination that the Company’s common stock is a “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Company’s securities;

•a limited amount of news and little or no analyst coverage for the Company; and

•a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3), the loss of the ability to issue securities in “at-the-market” offerings (including pursuant to the Controlled Equity OfferingSM Sales Agreement between the Company and Cantor Fitzgerald & Co.), or obtain additional financing in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2019

WESTWATER RESOURCES, INC.

By:	/s/ Jeffrey L. Vigil
Name:	Jeffrey L. Vigil
Title:	Vice President—Finance and Chief Financial Officer